EXHIBIT 4.1

Execution Version

DANA FINANCING LUXEMBOURG S.À R.L.,
Issuer

DANA INCORPORATED,
Guarantor

COMPUTERSHARE TRUST COMPANY, N.A.,
Trustee

and

ELAVON FINANCIAL SERVICES DAC,

Paying Agent, Registrar and Transfer Agent

INDENTURE

8.500% Senior Notes due 2031

Dated as of May 24, 2023

TABLE OF CONTENTS

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Appendix A — Provisions Relating to Notes

Exhibit A — Form of Notes

Exhibit B — Form of Transferee Letter of Representation

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE (this “Indenture”) dated as of May 24, 2023, by and among Dana Financing Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) governed by the laws of Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 205146 (the “Issuer”), Dana Incorporated, a Delaware corporation, having its principal business office at 3939 Technology Drive, Maumee, Ohio 43537 (the “Company”), Computershare Trust Company, N.A., a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”), and Elavon Financial Services DAC. as Paying Agent, Registrar and Transfer Agent.

Recitals of the Company

The Issuer and the Company desire to execute this Indenture to provide for (i) the issuance of the Issuer’s 8.500% Senior Notes due 2031 issued on the date hereof (the “Initial Notes”), in an initial aggregate principal amount of €425,000,000 and (ii) Additional Notes (as defined below) issued from time to time (together with the Initial Notes, the “Notes”); and

The Issuer and the Company have received good and valuable consideration for the execution and delivery of this Indenture, and the Issuer and the Company will derive substantial direct and indirect benefits from the issuance of the Notes and the Note Guarantee.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually agreed as follows, for the equal and proportionate benefit of all Holders:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.        Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Amounts” has the meaning set forth in Section 4.12(a).

“Additional Notes” means, subject to the compliance of the Issuer and the Company with Section 4.03, Notes issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.07, 2.08, 2.11 or 3.06 of this Indenture).

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.14(a).

“Agent” means any Registrar, Paying Agent, Transfer Agent or co-Registrar.

“Agent Member” means a member of, or a participant in, Euroclear or Clearstream.

“Agent Parties” has the meaning set forth in Section 11.16(f).

“Applicable Premium” means, at any Redemption Date, the greater of (1) 1.00 percent of the principal amount of the Notes and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of the Notes on July 15, 2026 (such Redemption Price being described in Section 3.07(b) exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on the Notes through July 15, 2026 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Bund Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(1)       a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than the greater of $75.0 million and 1.5% of Total Assets;

(2)       the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01;

(3)       any Restricted Payment made in accordance with Section 4.04 or a Permitted Investment;

(4)       sales or contributions of accounts receivable and related assets pursuant to a Qualified Receivables Transaction or Permitted Factoring Transaction made in accordance with Section 4.03;

(5)       the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Company or its Restricted Subsidiaries;

(6)       the sale or discount of accounts receivable in connection with the compromise or collection thereof arising in the ordinary course of business or in bankruptcy or in a similar proceeding;

(7)       the granting of a Lien in accordance with this Indenture;

(8)       the licensing of patents, trademarks, know-how or any other intellectual property to third Persons in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

(9)       to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

(10)       the unwinding of any Hedging Obligations;

(11)       any exchange of assets (including a combination of assets and Cash Equivalents) for assets of comparable or greater market value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(12)       foreclosure or any similar action with respect to any property or other asset of the Company or any of the Restricted Subsidiaries;

(13)       any disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(14)       any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(15)       any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any Sale and Leaseback Transaction or asset securitization permitted by this Indenture;

(16)       any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind; or

(17)       any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Attributable Receivables Amount” means the amount of obligations outstanding under receivables purchase facilities or factoring transactions on any date of determination that would be characterized as principal if such facilities or transactions were structured as secured lending transactions rather than as purchases, whether such obligations would constitute on-balance sheet Indebtedness or an off-balance sheet liability.

“Authentication Order” has the meaning set forth in Section 2.02(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book Entry Interests” means the Regulation S Book Entry Interests, together with the Rule 144A Book Entry Interests.

“Bund Rate” means, as selected by the Issuer, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (“Bunds” or “Bundesanleihen”) with a constant maturity as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected in good faith by the Issuer) most nearly equal to the period from the redemption date to July 15, 2026; provided, however, that if the period from the redemption date to July 15, 2026 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to July 15, 2026 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used; and provided, further, that in no case shall the Bund Rate be less than zero.

“Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York, London or the city in which the Corporate Trust Office is located are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (i.e., the Target2 System), or any successor thereto, is open.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under U.S. GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with U.S. GAAP.

“Cash Equivalents” means:

(1)       marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)       marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)       commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4)       demand and time deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)       repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)       investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(7)       investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended; and

(8)       solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clause (1) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Subsidiary operates and equivalents of the investments described in clause (4) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depository or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“CBOI” means the Central Bank of Ireland.

“Change of Control” means the occurrence of one or more of the following events:

(1)       any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2)       the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)       any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50 percent of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

“Change of Control Offer” has the meaning set forth in Section 4.17(a).

“Change of Control Payment” has the meaning set forth in Section 4.17(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.17(b)(3).

“Clearstream” means Clearstream Banking S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

“Common Depository” means, with respect to any Global Note representing the Notes, an entity appointed as common depository by Euroclear and Clearstream, their nominees and their respective successors.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Dana Incorporated.

“Connected Company” has the meaning set forth in Section 11.16(g).

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:

(1)      Consolidated Net Income; and

(2)      to the extent Consolidated Net Income has been reduced thereby:

(A)      all income taxes of the Company and the Restricted Subsidiaries expensed or accrued in accordance with U.S. GAAP for such period;

(B)      Consolidated Fixed Charges;

(C)      Consolidated Non-cash Charges;

(D)      any expenses or charges related to any issuance of Capital Stock, Investment, acquisition or disposition of division or line of business, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Indenture (whether or not successful),

(E)      the amount of any loss attributable to a New Project, until the date that is twelve months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided, that (x) such losses are reasonably identifiable and factually supportable and certified by a responsible financial or accounting officer of the Company and (y) losses attributable to such New Project after twelve months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (E); and

(F)      with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (5) or (14) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (A) and (B) above relating to such joint venture corresponding to the Company’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary), less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with U.S. GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the most recent four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction (the “Transaction Date”) to Consolidated Fixed Charges of the Company for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)       the Incurrence, redemption or repayment of any Indebtedness, Disqualified Capital Stock or Preferred Stock, as applicable, of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence, redemption or repayment of other Indebtedness, Disqualified Stock or Preferred Stock (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence, redemption or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2)       any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset

Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

(3)       any other Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with U.S. GAAP) and any operational changes, business realignment projects or cost savings initiatives, New Projects, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (each, for purposes of this definition, a “pro forma event”) as if such pro forma event occurred on the first day of the Four Quarter Period; and

(4)       any Restricted Subsidiary that is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary that is designated a Restricted Subsidiary occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such designation occurred on the first day of the Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, among others, adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions, other operating improvements or synergies reasonably expected to result from the applicable event and anticipated run-rate Consolidated EBITDA reasonably expected to be achieved (in the good faith determination of the Company) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process; provided that (i) any pro forma adjustments shall be limited to those that are (a) reasonably identifiable and factually supportable and (b) have occurred or are reasonably expected to occur in the next 24 months following the date of such calculation, in the reasonable judgment of a responsible financial or accounting officer of the Company and (ii) any such expected cost savings, operating expense reduction, operating improvements or synergies shall not exceed in the aggregate 20% of Consolidated EBITDA for any applicable Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)       interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)       if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)       notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)       Consolidated Interest Expense, plus

(2)       the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period (other than dividends paid in Qualified Capital Stock of the Company or paid to the Company or to a Restricted Subsidiary) multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local income tax rate of the Company, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1)      the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP, including, without limitation,

(A)      any amortization of debt discount,

(B)      the net costs under Interest Swap Obligations,

(C)      all capitalized interest, and

(D)      the interest portion of any deferred payment obligation;

(2)      the interest component of Capitalized Lease Obligations accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with U.S. GAAP; and

(3)      to the extent not included in clause (1) above, net losses relating to sales of accounts receivable pursuant to a Qualified Receivables Transaction or Permitted Factoring Transaction during such period as determined on a consolidated basis in accordance with U.S. GAAP.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP; provided that there shall be excluded therefrom:

(1)       after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto or from the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary;

(2)       unusual, transactional, extraordinary or non-recurring gains or losses (determined on an after-tax basis and less any fees, expenses or charges related thereto);

(3)       any non-cash compensation expense Incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights to officers, directors and employees of the Company and its Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan);

(4)       the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5)       the net income (loss) of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6)       the net income (loss) of any Person acquired during the specified period for any period, prior to the date of such acquisition will be excluded for purposes of Restricted Payments only;

(7)       after-tax income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued;

(8)       write-downs resulting from the impairment of intangible assets and any other non-cash amortization or impairment expenses;

(9)       cash restructuring or integration expenses (including any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses) in an amount not to exceed the greater of $75.0 million and 5.0% of Consolidated EBITDA per fiscal year, plus, to the extent that any amount permitted to be included in a prior year pursuant to this clause (9) is not utilized, such unutilized amount may be carried forward for use in only the next succeeding year;

(10)       the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness;

(11)       minority interest expenses;

(12)       losses or expenses or income or gain associated with the early extinguishment of any agreements in respect of Hedging Obligations;

(13)       non-cash currency losses or gains on intercompany loans or advances;

(14)       losses or earnings of Persons accounted for on an equity basis, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(15)       the amount of loss or discount in connection with a Qualified Receivables Transaction or a Permitted Factoring Transaction; and

(16)       the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to the Company and the Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Company’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent, and other non-cash charges of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with U.S. GAAP.

“Corporate Trust Office” means, solely for purposes of presenting the Notes for payment, Elavon Financial Services DAC, as Paying Agent, located at 8 Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland, D18 W2X7, and, for all other purposes, the designated corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 1505 Energy Park Drive, St. Paul, MN 55108— Administrator for Dana Financing Luxembourg S.à r.l.

“Covenant Defeasance” has the meaning set forth in Section 8.01(c).

“Credit Agreement” means the Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended by Amendment No. 1, dated as of August 17, 2017, Amendment No. 2, dated as of February 28, 2019, Amendment No. 3, dated as of August 30, 2019, Letter Amendment, dated as of November 22, 2019, Amendment No. 4, dated as of April 16, 2020, Amendment No. 5, dated as of March 25, 2021 and Amendment No. 6, dated as of March 14, 2023, and as further amended, supplemented or otherwise modified), among the Company, Dana International Luxembourg S.à r.l. and the Designated Subsidiaries referred to therein as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and the other lenders and issuing banks from time to time party thereto, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Credit Agreement”).

“Credit Facilities” means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“Currency Agreements” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Deemed Date” shall have the meaning set forth in Section 4.03(c)(3).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 6.11.

“Definitive Registered Notes” means definitive registered Notes in certificated form.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by an Officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Designation” has the meaning set forth in Section 4.16.

“Designation Amount” has the meaning set forth in Section 4.16(2).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Election Date” has the meaning set forth in Section 4.04(e).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Capital Stock) of the Company.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Euro MTF Market” means the Euro MTF market of the Luxembourg Stock Exchange.

“Event of Default” has the meaning set forth in Section 6.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“Fitch” means Fitch Ratings Inc., and its successors.

“Foreign Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article II hereof.

“Global Notes Legend” means the legend set forth in the form of Note attached hereto as Exhibit A, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business or Standard Receivables Undertakings in a Qualified Receivables Transaction.

“Guaranteed Indebtedness” has the meaning set forth in Section 4.15(a).

“Guaranteed Obligations” has the meaning set forth in Section 10.01(a).

“Guarantor” means any Person that Incurs a Guarantee with respect to the Notes, including, for the avoidance of doubt, the Company; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person in respect of Commodity Agreements, Currency Agreements and Interest Swap Obligations.

“Holder” means a Person in whose name a Note is registered in the Registrar’s records.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Capital Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication:

(1)       all Obligations of such Person for borrowed money;

(2)       all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)       all Capitalized Lease Obligations of such Person;

(4)       all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)       all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(6)       guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below;

(7)       all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)       all Hedging Obligations of such Person;

(9)       all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

(10)       all obligations of such Person in respect of Qualified Receivables Transactions.

Notwithstanding the foregoing, Indebtedness shall not include any liability for U.S. federal, state, local or other taxes owed or owing to any governmental entity.

Indebtedness shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

“Indemnified Party” has the meaning set forth in Section 2.03(h).

“Indenture” has the meaning set forth in the Preamble.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” means €425,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Interest Payment Date” means January 15 and July 15 of each year to the stated maturity of the Notes.

“Interest Swap Obligations” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and the

Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (other than the Issuer) (the “Referent Subsidiary”) such that after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch (or the equivalent rating by any Successor Rating Agency), Baa3 (or the equivalent) by Moody’s (or the equivalent rating by any Successor Rating Agency) and BBB- (or the equivalent) by S&P (or the equivalent rating by any Successor Rating Agency).

“Issue Date” means May 24, 2023.

“Issuer” means the party named as such in the Preamble to this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale, net of:

(1)       reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

(2)       taxes paid or payable after taking into account any tax sharing arrangements;

(3)       payments required to be made to any Person (other than to the Company or its Restricted Subsidiaries) owning a beneficial interest in the assets subject to such Asset Sale;

(4)       repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale;

(5)       appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with U.S. GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(6)       payments of unassumed liabilities (not constituting Indebtedness and not owed to the Company or any Subsidiary) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale.

Notwithstanding the foregoing or anything to the contrary in the covenant described in Section 4.05, to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (i) is prohibited, restricted or delayed by applicable local law or (ii) could result in a material adverse tax consequence to the Company or its Subsidiaries, an amount equal to the portion of such Net Cash Proceeds so affected will not constitute Net Cash Proceeds or be required to be applied in compliance with the covenant described under Section 4.05; provided that, in any event, the Company shall use its commercially reasonable efforts to take actions within its reasonable control that are reasonably required to eliminate such tax effects.

“Net Payment” has the meaning set forth in Section 4.12(a).

“Net Proceeds Offer” has the meaning set forth in Section 4.05(b).

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.05(b).

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.05(b).

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.05(b).

“New Project” means (x) each plant, facility or branch which is either a new plant, facility or branch or an expansion, relocation, remodeling or substantial modernization of an existing plant, facility or branch owned by the Company or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Note Guarantee” means a Guarantee of the Notes pursuant to Section 10.01 of this Indenture.

“Notes” shall have the meaning given to them in the Preamble.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations.

“Offer to Purchase” means an offer by the Issuer to purchase Notes as required by this Indenture.

“Offering Memorandum” means the Offering Memorandum dated May 10, 2023, with respect to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel who may be an employee of the Company.

“Paying Agent” has the meaning set forth in Section 2.03(a).

“Payment Default” has the meaning set forth in Section 6.01(a)(4).

“Permitted Factoring Transaction” means receivables purchase facilities and factoring transactions entered into by the Company or any Restricted Subsidiary with respect to Receivables originated in the ordinary course of business by the Company or such Restricted Subsidiary, which receivables purchase facilities and factoring transactions give rise to Attributable Receivables Amounts that are non-recourse to the Company and its Restricted Subsidiaries other than limited recourse customary for receivables purchase facilities and factoring transactions of the same kind; provided that the aggregate face amount of all receivables sold or transferred pursuant to Permitted Factoring Transactions that have not yet reached their stated maturity date shall not exceed at any one time the greater of $350.0 million and 5.0% of Total Assets.

“Permitted Indebtedness” has the meaning set forth in Section 4.03(b).

“Permitted Investments” means:

(1)       Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person provided that such Investment was not acquired by such Person in contemplation of such merger or consolidation;

(2)       Investments in the Company by any Restricted Subsidiary;

(3)       Investments in cash and Cash Equivalents;

(4)       loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes and to purchase Capital Stock of the Company (or any direct or indirect parent of the Company) not in excess of an aggregate of $25.0 million at any one time outstanding;

(5)       Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with this Indenture;

(6)       Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)       Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.05;

(8)       Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed the greater of (i) $550.0 million and (ii) 7.5% of Total Assets at the time of such Investment, at any one time outstanding;

(9)       Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (i) $550.0 million and (ii) 7.5% of Total Assets at the time of such Investment, at any one time outstanding;

(10)       Investments in a Receivables Entity and Investments consisting of any deferred purchase price or retained interest in any Receivables in connection with any Permitted Factoring Transaction;

(11)       stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(12)       commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;

(13)       prepaid expenses, negotiable instruments held for the collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;

(14)       lease, utility and other similar deposits in the ordinary course of business;

(15)       Investments consisting of the licensing or contribution of patents, trademarks, know-how or other intellectual property in the ordinary course of business;

(16)       any Investment in any Subsidiary of the Company or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(17)       Guarantees of Indebtedness of the Company or a Restricted Subsidiary permitted to be Incurred under this Indenture;

(18)       Investments in existence on the Issue Date; and

(19)       Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property.

“Permitted Liens” means the following types of Liens:

(1)       Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to U.S. GAAP;

(2)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, construction and other Liens imposed by law Incurred in the ordinary course of business for sums not overdue by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by U.S. GAAP shall have been made in respect thereof;

(3)       Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person and not Incurred in connection with or in contemplation thereof; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(4)       Liens on property at the time such Person or any of its Subsidiaries acquires the property and not Incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(5)       leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

(6)       any interest or title of a lessor under any lease;

(7)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(8)       Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9)       judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)       easements, rights-of-way, zoning restrictions, minor survey exceptions and encumbrances and other similar charges or restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(11)       interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(12)       purchase money Liens securing Indebtedness Incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related Purchase Money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto) and (B) the Lien securing the Purchase Money Indebtedness shall be created within 180 days after such acquisition;

(13)       Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)       Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)       Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

(16)       Liens securing Indebtedness Incurred pursuant to Credit Facilities in accordance with Section 4.03(b)(1);

(17)       Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(18)       Liens securing Indebtedness and other Obligations under Commodity Agreements, Currency Agreements and Cash Management Obligations, in each case permitted under this Indenture;

(19)       Liens securing Acquired Indebtedness Incurred in accordance with Section 4.03; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(20)       Liens securing Indebtedness of Foreign Subsidiaries Incurred in accordance with this Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Subsidiaries;

(21)       Liens Incurred in connection with a Qualified Receivables Transaction or a Permitted Factoring Transaction;

(22)       Liens Incurred to secure Obligations; provided that, at the time of Incurrence and after giving pro forma effect thereto, the Obligations secured by such Liens do not exceed the greater of (A) $300.0 million and (B) 5.0% of Total Assets;

(23)       any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(24)       Liens of franchisors in the ordinary course of business not securing Indebtedness;

(25)       Liens on the Capital Stock of Unrestricted Subsidiaries;

(26)       Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(27)       Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(28)       Liens arising from filing of Uniform Commercial Code or similar state law financing statements regarding leases; and

(29)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or transfers an undivided interest in or grants a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

“Rating Agencies” means Moody’s and S&P and Fitch; provided that if S&P, Moody’s, Fitch or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Receivables” means any right to payment of the Company or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Assets” means any accounts receivable and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Hedging Obligations), in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets.

“Receivables Entity” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers Receivables Assets) which engages in no activities other than in connection with the financing of Receivables Assets of the Company or its Subsidiaries, and any business or activities incidental or related to such financing, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Qualified Receivables Transaction to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Record Date” means the Record Dates specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Reference Date” has the meaning set forth in Section 4.04(a)(4).

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness, in each case that does not:

(1)       result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of the completion of all components of such proposed Refinancing (provided such completion occurs within 90 days of the initial Incurrence of Indebtedness in connection with such Refinancing) (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses Incurred by the Company in connection with such Refinancing); or

(2)       create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, the Issuer and/or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, the Issuer and/or such Subsidiary Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing Indebtedness shall be subordinate in right of payment to the Notes or such Note Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth in Section 2.03(a).

“Relevant Tax Jurisdiction” means Luxembourg, or another jurisdiction in which the Issuer or a successor of the Issuer, is organized, is resident or engaged in business for tax purposes or through which payments are made on or in connection with the Notes.

“Replacement Assets” means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto or in an unrelated business to the extent that it is not material in size as compared to the business of the Company and its Restricted Subsidiaries taken as a whole (including Capital Stock of a Person which becomes a Restricted Subsidiary).

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means the legend set forth in the form of Note attached hereto as Exhibit A, which is required to be placed on all restricted Notes issued under this Indenture.

“Restricted Payment” has the meaning set forth in Section 4.04(a).

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.16. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant. For the avoidance of doubt, the Issuer is and shall be a Restricted Subsidiary.

“Reversion Date” has the meaning set forth in Section 4.18(a).

“Revocation” has the meaning set forth in Section 4.16.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Secured Indebtedness Leverage Ratio” means, as of the date of determination, the ratio of: (x) (i) the aggregate amount of, without duplication, (A) Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens on any assets of the Company or any of the Restricted Subsidiaries, minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and the Restricted Subsidiaries, to (y) the aggregate amount of Consolidated EBITDA for the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments to Indebtedness, unrestricted cash and Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Special Record Date” has the meaning set forth in Section 6.11(1).

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Subordinated Indebtedness” means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the Notes or the Note Guarantees of the Issuer, the Company or a Subsidiary Guarantor, as applicable.

“Subsidiary,” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantor” means each Restricted Subsidiary (other than the Issuer) that in the future is required to or executes a Guarantee pursuant to Section 4.15 or otherwise; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Note Guarantee is released in accordance with the terms of this Indenture.

“Successor Rating Agency” has the meaning set forth in the definition of Rating Agencies.

“Surviving Entity” has the meaning set forth in Section 5.01(a)(1).

“Suspended Covenants” has the meaning set forth in Section 4.18(a).

“Suspension Date” has the meaning set forth in Section 4.18(a).

“Suspension Period” has the meaning set forth in Section 4.18(a).

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company required to be provided to the Trustee, calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Total Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP.

“Total Foreign Assets” means the total assets of the Foreign Subsidiaries, as shown on the most recent balance sheet, calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Foreign Subsidiaries subsequent to such date and on or prior to the date of determination.

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Total Debt to (b) Consolidated EBITDA for the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments to Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Transfer Agent” has the meaning set forth in Section 2.03(a).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.16. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“U.S. Government Obligations” has the meaning set forth in Section 8.01(d)(1).

“U.S. Legal Tender” means such coin or currency in immediately available funds of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

“Write-Down and Conversion Powers” means,

(a)       in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)       any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

Section 1.02.        No Incorporation by Reference of Trust Indenture Act.

This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Section 1.03.        Rules of Construction.

(a)       Unless the context otherwise requires

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and words in the plural include the singular;

(5)       provisions apply to successive events and transactions; and

(6)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Article II

THE NOTES

Section 2.01.        Form and Dating.

General. Certain provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of €100,000 and integral multiples of €1,000 thereafter. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02.        Execution and Authentication.

(a)       One Officer or authorized signatory of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

(b)       If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)       A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)       The Trustee shall, upon a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue.

(e)       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

Section 2.03.        Registrar, Paying Agent and Transfer Agent.

(a)       The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for transfer (“Transfer Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.

(b)       The Issuer initially appoints Elavon Financial Services DAC to act as the Registrar, Paying Agent and Transfer Agent and to act as custodian with respect to the Global Notes. Elavon Financial Services DAC hereby agrees to act at its specified office as Registrar, Paying Agent and Transfer Agent in relation to the Notes, including, inter alia, completing, authenticating, holding and delivering Notes, in accordance with the provisions of this Indenture and upon the terms and subject to the conditions contained in this Indenture.

(c)       Upon written notice to the Trustee and the Paying Agent, Registrar or Transfer Agent, the Issuer may change the Paying Agent, Registrar or Transfer Agent without prior notice to the Holders. The Paying Agent, Transfer Agent or Registrar may resign its appointment hereunder at any time by giving to the Issuer not less than 60 days' written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payments in respect of any Notes. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of the Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu). Notwithstanding anything to the contrary in this Section 2.03(c), no such termination of the appointment of, or resignation by, the Paying Agent, Transfer Agent or Registrar shall take effect until a successor has been appointed on terms approved by the Issuer or the Issuer has otherwise approved such resignation without a successor being appointed.

(d)      Notwithstanding any other provisions of this section 2.03, the appointment of the Paying Agent, Transfer Agent or Registrar shall forthwith terminate if at any time such Paying Agent, Transfer Agent or Registrar becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of it or of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for its winding up or dissolution, or if a receiver, administrator or other similar official of it or of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Paying Agent, Transfer Agent or Registrar or its property or affairs for the purpose of rehabilitation, conservation, administration or liquidation or there occurs any analogous event under any applicable law.

(e)      On the date on which any such termination or resignation takes effect, the Paying Agent, Transfer Agent or Registrar shall (i) pay to or to the order of its successor (or, if none, the Issuer) any amounts held by it in respect of the Notes which have become due and payable but which have not been presented for payment; and (ii) deliver to its successor (or, if none, the Issuer or as the Issuer may direct) all records maintained by it, pursuant hereto. Following such termination or resignation and pending such payment and delivery, the Paying Agent, Transfer Agent or Registrar shall hold such amounts, records and documents in trust for and subject to the order of its successor or, as the case may be, the Issuer.

(f)      Any corporation into which any Paying Agent, Transfer Agent or Registrar may be merged or converted or any corporation with which such Paying Agent, Transfer Agent or Registrar may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Paying Agent, Transfer Agent or Registrar shall be a party, or any corporation, including affiliated corporations, to which the Paying Agent, Transfer Agent or Registrar shall sell or otherwise transfer: (i) all or substantially all of its assets or (ii) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, be the successor Paying Agent, Transfer Agent or Registrar under this Indenture without any further formality, and after such effective date all references in this Indenture to such Paying Agent, Transfer Agent or Registrar shall be deemed to be references to such corporation. Notice of any such merger, conversion, consolidation or transfer shall forthwith be given by the Paying Agent, Transfer Agent or Registrar to the Issuer and the Trustee.

(g)      The Paying Agent, Transfer Agent or Registrar may change its specified office to another office in London at any time by giving to the Issuer and the Trustee not less than 60 days' prior written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payments in respect of any Notes, and which notice shall specify the address of the new specified office and the date upon which such change is to take effect.

(h)      The Issuer undertakes to indemnify and hold harmless, the Paying Agent, Transfer Agent, Registrar and each of its respective directors, officers, employees or agents (each an “Indemnified Party”) on demand by such Indemnified Party against any losses, liabilities, costs, fees, expenses, claims, actions, damages or demands (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending the foregoing and the properly incurred fees and expenses of legal advisers) which such Indemnified Party may incur or which may be made against it, as a result of or in connection with the appointment or the exercise of or performance of its powers and duties under this Indenture, except such as may result from its own gross negligence, willful misconduct or fraud or that of its directors, officers, employees or agents. The indemnity contained in this Section 2.03(h) shall survive the termination and expiry of this Indenture.

Section 2.04.        Payment.

(a)       The Issuer hereby authorizes and directs the Paying Agent to make from funds so paid to the Paying Agent payment of all amounts due on the Notes in accordance with the terms of the Notes and the provisions of this Indenture. If any payment provided for in Section 2.14(a) is made late but otherwise in accordance with the provisions of this Indenture, the Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by the Paying Agent of such payment.

(b)       The Paying Agent shall forthwith notify the Issuer and the Trustee if: (i) it has not, on the date on which any payment is due to be made to the Paying Agent pursuant to Section 2.14(a), received the full amount payable in respect thereof on such date and (ii) it receives unconditionally such full amount, together with accrued interest (if any), after that date. Unless and until the full amount of any such principal or interest payment due to be made to the Paying Agent pursuant to Section 2.14(a) has been received by it, the Paying Agent will not be bound to make any payments in accordance with Section 2.04(a) above.

(c)       Without prejudice to Section 2.04(b), if the Paying Agent pays out on or after the due date therefor to persons entitled thereto any amounts in accordance with Section 2.04(a) on the belief that the corresponding payment due from the Issuer in accordance with Section 2.14(a) has been or will be made, the Issuer shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from (and including) the date on which it is paid out to (but excluding) the date of reimbursement at the rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

(d)       Payment of only part of the amount payable in respect of a Note may only be made at the discretion of the relevant Holder(s) (except as the result of a withholding or deduction for or on account of any taxes permitted by this Indenture). If at any time a Paying Agent makes a partial payment in respect of any Note presented to it, it shall inform the Registrar of the same such that the Registrar may record the same on the register of Notes.

Section 2.05.        Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes provided that the Paying Agent may use such money as a banker in the ordinary course of business and without accounting for profits. No monies held by the Paying Agent need be segregated. The Paying Agent shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Company or a Subsidiary) shall have no further liability for the money. If the Issuer, the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Subject to the provisions of Section 4.12, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In connection with any proposed exchange of a Definitive Note for a Global Note, the Issuer or the Company shall be required to use commercially reasonable efforts to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code. The Trustee shall be entitled to conclusively rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.06.        Holder Lists.

(a)       On the date of this Indenture, the Registrar shall provide to the Paying Agent a complete and correct copy of the register maintained by the Registrar in respect of the holders of Notes and the outstanding principal amount of Notes held by each holder of Notes.

(b)       The Registrar shall from time to time provide to the Paying Agent a complete and correct copy of the register of Notes maintained by it as soon as reasonably practicable following any transfer or exchange of any Notes, and promptly on request therefor by the Paying Agent.

(c)       The Paying Agent shall be entitled to treat as conclusive the most recent copy of the register provided to it by the Registrar in accordance with this Indenture.

(d)       The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07.        Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected or incur any liability by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar, Paying Agent or Transfer Agent shall have any responsibility or incur any liability for any actions taken or not taken by the Depository.

Section 2.08.        Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any losses, claims, expenses and liabilities that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

Section 2.09.        Outstanding Notes.

(a)       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those described in this Section 2.09 as not outstanding and those paid in accordance with the third-to-last proviso of Section 2.08. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer, the Company or an Affiliate of the Company holds the Note.

(b)       If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(c)       If the Paying Agent (other than the Issuer, the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a date of redemption (a “Redemption Date”) or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent under this Indenture, Notes owned by the Issuer, the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.        Cancellation.

The Issuer or the Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon written direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its then customary procedures (subject to the record retention requirements of the Exchange Act). Upon the written request of the Issuer, the Trustee shall furnish to the Issuer a certificate of such disposal. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require) through the official website of the Luxembourg Stock Exchange (www.bourse.lu) of any such cancellation.

Section 2.12.        CUSIP, ISIN, CFI, FSIN, FIGI and Common Code Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN,” “CFI,” “FSIN,” “FIGI,” or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN,” “CFI,” “FSIN,” “FIGI,” or “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN,” “CFI,” “FSIN,” “FIGI,” or “Common Code” numbers.

Section 2.13.        Additional Notes.

The Issuer shall be entitled, subject to its compliance with Section 4.03 hereof, to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, each of which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)       the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)       the issue price, the issue date and the CUSIP, ISIN, CFI, FSIN or Common Code number(s) (which may be different than the CUSIP, ISIN, CFI, FSIN or Common Code numbers of the Initial Notes) of such Additional Notes.

Section 2.14.        Deposit of Moneys.

(a)       The Issuer shall, not later than 11.00 am (London time) on the due date for the payment of principal and/or interest and/or other amounts referred to in Section 4.01 of this Indenture in respect of the Notes, pay to an account specified by the Paying Agent such amount of Euros sufficient (together with any funds then held by the Paying Agent and available for the purpose) to pay all principal and interest and/or other amounts referred to in Section 4.01 of this Indenture due in respect of the Notes on such date in immediately available funds; provided that if any such date is not a Business Day such payment shall be made on the next succeeding date which is a Business Day.

(b)       The Issuer shall provide to the Paying Agent a copy of all notices of prepayment delivered under this Indenture in respect of the Notes that it serves on the holders of the Notes including, without limitation, details of the date(s) on which such prepayments in respect of the Notes are to be made, all amounts required to be paid by the Issuer in respect thereof in accordance with the Indenture and the manner in which such prepayment will be effected.

(c)       Any sums paid by, or by arrangement with the Issuer to the Paying Agent pursuant to the terms of this Indenture shall not be required to be repaid to the Issuer unless and until the Notes in respect of which such sums were paid shall have been purchased by the Issuer or any other subsidiary of the Issuer and cancelled, but in any of these events the Paying Agent shall (provided that all other amounts due under this Indenture shall have been duly paid) upon written request by the Issuer forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable on the relevant Notes. Notwithstanding the foregoing, the Paying Agent shall not be obliged to make any repayment to the Issuer so long as any amounts which under this Indenture should have been paid to or to the order of the Paying Agent by the Issuer shall remain unpaid. The Paying Agent shall not, however, be otherwise required or entitled to repay any sums properly received by it under this Indenture.

Article III

REDEMPTION

Section 3.01.        Notices to Trustee.

If the Issuer elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee an Officer’s Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, and (iv) the Redemption Price. If the Issuer elects to redeem the Notes pursuant to the provisions of Section 3.07 hereof, it shall furnish such Officer’s Certificate to the Trustee at least 30 days but not more than 60 days before a Redemption Date unless a shorter notice shall be reasonably satisfactory to the Trustee. Each Officer’s Certificate shall be accompanied by an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

Section 3.02.        Selection of Notes to be Redeemed.

(a)       If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall select the Notes to be redeemed or purchased, (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem to be fair and appropriate (and in accordance with the procedures of Euroclear or Clearstream). In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, unless a shorter notice period shall be agreed to by the Trustee, from the outstanding Notes not previously called for redemption.

(b)       The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of €100,000 or whole multiples of €1,000 thereafter; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of €1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.        Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date (except in the case of satisfaction and discharge pursuant to Section 8.02), the Issuer shall mail or cause to be mailed, by first class mail, or send electronically if the Notes are held through Euroclear or Clearstream, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

For Notes which are represented by Global Notes held on behalf of Euroclear and Clearstream, notices may be given by delivery of the relevant notices to Euroclear and Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. For so long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall to the extent and in the manner permitted by such rules be posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN, CFI, FSIN and Common Code numbers, as applicable) and shall state:

(a)      the Redemption Date;

(b)      the Redemption Price;

(c)      if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)      the name and address of the Paying Agent;

(e)      that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)      that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)      the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)      that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, CFI, FSIN or Common Code number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense, provided, however, that the Issuer gives the Trustee at least 10 Business Days prior notice of such request, unless a shorter period shall be agreed to by the Trustee.

Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, other offering, issuance of Indebtedness, or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.04.        Effect of Notice Upon Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price stated in the notice except as provided in the final paragraph of Section 3.03. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05.        Deposit of Redemption Price.

On or before 11:00 a.m. London Time on any Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.        Optional Redemption.

Except as set forth in Section 3.07(a) and (c), the Notes are not redeemable before July 15, 2026.

(a)      At any time prior to July 15, 2026, the Issuer may, at its option, redeem all or part of the Notes (which includes Additional Notes, if any), at a Redemption Price equal to 100 percent of the principal amount of Notes redeemed plus the Applicable Premium for the Notes, as of, plus accrued and unpaid interest to but excluding, the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)      On or after July 15, 2026, the Issuer may, at its option, redeem all or a part of the Notes, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Redemption Price
2026	104.250%
2027	102.125%
2028 and thereafter	100.000%

(c)      Notwithstanding Section 3.07(a) and (b), at any time prior to July 15, 2026, the Issuer may, at its option, on one or more occasions, redeem up to 40 percent of the aggregate principal amount of Notes issued under this Indenture (which includes any Additional Notes) at a Redemption Price of 108.500% percent of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in an aggregate amount equal to the net cash proceeds of one or more Equity Offerings; provided that:

(1)       at least 50 percent of the original aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to any issuance of any Additional Notes) remains outstanding immediately after giving effect to such redemption; and

(2)       any such redemption by the Issuer must be made within 90 days after the closing of such Equity Offering.

(d)      Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e)      If the Issuer effects an optional redemption of the Notes, it will, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.

Section 3.08.        Mandatory Redemption.

Except as set forth in Section 4.05 and 4.17 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.        Redemption for Taxation Reasons.

(a)       The Issuer will be entitled, at its option, to redeem the Notes in whole if at any time it becomes obligated to pay Additional Amounts on any Notes on the next Interest Payment Date with respect to the Notes, but only if its obligation results from a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, regulations or rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that is announced and becomes effective after the Issue Date (or, if the Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a later date, after such later date) and provided the Issuer cannot avoid the obligation after taking reasonable measures to do so. If the Issuer redeems the Notes in these circumstances, it will do so at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to the Redemption Date.

(b)       If the Issuer becomes entitled to redeem the Notes pursuant to Section 3.09(a), it may do so at any time on a Redemption Date of its choice. However, the Issuer must give the Holders of the Notes being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which it would be obligated to pay Additional Amounts.

(c)       The Issuer’s obligation to pay Additional Amounts shall remain in effect when it gives the notice of redemption. Notice of the Issuer’s intent to redeem the Notes shall not be effective until such time as it delivers to the Trustee both an Officer’s Certificate stating that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor of recognized international standing stating that the Issuer is obligated to pay Additional Amounts because of an amendment to or change in law or position as described in Section 3.09(a).

Article IV

COVENANTS

Section 4.01.        Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date for sufficient funds to pay the installment.

The Issuer shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate per annum borne by the Notes. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or the Issue Date, if no interest has been paid on this Note), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Section 4.02.        Maintenance of Office or Agency.

The Issuer shall maintain an office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuer hereby initially designates the Corporate Trust Office as its office or agency.

Section 4.03.        Limitation on Incurrence of Additional Indebtedness.

(a)       The Company will not, and will not permit any Restricted Subsidiary to Incur any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company, the Issuer or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be at least 2.0 to 1.0.

(b)       Nothing contained in Section 4.03(a) shall prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)       Indebtedness Incurred pursuant to a Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of:

(A)       $1,250.0 million (reduced by any required permanent repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder);

(B)       the sum of (A) 80 percent of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 60 percent of the net book value of the inventory of the Company and the Restricted Subsidiaries; and

(C)       an amount of Indebtedness such that, on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Secured Indebtedness Leverage Ratio (with all Indebtedness Incurred under this clause (1) deemed to be secured for this purpose) would not exceed 1.5 to 1.00.

(2)       Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referenced in clauses (1), (3) and (6) of this Section 4.03(b));

(3)       Indebtedness represented by the Notes and the related Note Guarantees (other than Additional Notes);

(4)       Indebtedness represented by (i) any Sale and Leaseback Transaction or (ii) Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case in this subclause (ii), Incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement, repair or replacement of property (real or personal), plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used in the business of the Company, the Issuer or such Restricted Subsidiary (including any reasonably related fees, expenses, taxes or other transaction costs Incurred in connection with such acquisition, construction or improvement), in an aggregate amount pursuant to this clause (4), including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of $300.0 million and 6.0 percent of Total Assets;

(5)       Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.03(a) or clauses (2), (3), (4), (5), (10), (11) or (18) of this Section 4.03(b);

(6)       the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(A)       if the Company, the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of the Company or a Subsidiary Guarantor; and

(B)       any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)       the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03;

(8)       Hedging Obligations that are not Incurred for speculative purposes;

(9)       Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business or assets, including the Capital Stock of a Restricted Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets, including the Capital Stock, for the purpose of financing or in contemplation of any such acquisition;

(10)       Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was merged with or into or acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a subsidiary of or was otherwise acquired by the Company); provided, however, that, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the incurring of such Indebtedness, pursuant to this clause (10) or (ii) the Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such Incurrence and related transaction would be equal to or greater than such ratio immediately prior to such transaction;

(11)       Indebtedness of the Company or a Restricted Subsidiary in an amount, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (11), not to exceed $50.0 million Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company whether by means of the acquisition of assets or the Capital Stock of such entity or by merger; provided, however, that (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (11) or (ii) the Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such Incurrence and related transaction would be equal to or greater than such ratio immediately prior to such transaction;

(12)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(13)       Indebtedness of the Company or any Restricted Subsidiary (i) supported by a letter of credit or bank guarantee issued pursuant to Indebtedness under Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit or (ii) in respect of cash management services in the ordinary course of business or consistent with past practice or industry norm;

(14)       Indebtedness constituting reimbursement obligations with respect to letters of credit or bankers’ acceptances issued in the ordinary course of business and obligations in respect of performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims;

(15)       Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described in Sections 8.01 and 8.02;

(16)       (x) Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than a Receivables Entity and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to Standard Receivables Undertakings) and is not guaranteed by any such Person and (y) Indebtedness in respect of any Permitted Factoring Transaction;

(17)       Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed the greater of $600.0 million and 15.0 percent of Total Foreign Assets at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (17));

(18)       additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (18), not to exceed the greater of $550.0 million and 7.5 percent of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (18));

(19)       Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Company or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (19), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (19), does not exceed at any time outstanding the greater of $200.0 million and 3.0 percent of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (19));

(20)       Guarantees of Indebtedness of suppliers, licensees, franchisees or customers in the ordinary course of business, in an aggregate amount at any time outstanding under this clause (20) not to exceed the greater of $150.0 million and 2.0% of Total Assets; or

(21)       Indebtedness consisting of (A) the financing of insurance premiums in the ordinary course of business, or (B) take-or-pay obligations contained in supply arrangements in the ordinary course of business or (C) obligations under deferred compensation to employees in the ordinary course of business.

(c)       For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(d)       For purposes of determining compliance with this Section 4.03:

(1)       in the event that any proposed Indebtedness (or any portion thereof) meets the criteria of more than one of the categories described in Section 4.03(b)(1) through (21), or is entitled to be Incurred pursuant to Section 4.03(a), the Company will be permitted to divide, classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this Section 4.03 and such item of Indebtedness will be treated as having been Incurred pursuant to one or more such clauses of Section 4.03(b) or pursuant to Section 4.03(a);

(2)       at the time of Incurrence, the Company will be entitled to divide and classify, and later reclassify, an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.03(a) and Section 4.03(b)(1) through (21) without giving pro forma effect to the Indebtedness Incurred on such date of Incurrence pursuant to Section 4.03(b)(1) through (21) (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to Section 4.03(a); and

(3)       in connection with the Incurrence of (x) revolving loan Indebtedness under this covenant or (y) any commitment relating to the Incurrence of Indebtedness under this covenant and the granting of any Lien to secure such Indebtedness, the Company or applicable Restricted Subsidiary may designate such Incurrence and the granting of any Lien thereof as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Secured Indebtedness Leverage Ratio, the Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence, the granting of any Lien therefor and related transactions in connection therewith).

Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.03(b)(1).

(e)       Neither the Company, the Issuer nor any Subsidiary Guarantor shall Incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company, the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is at least equally subordinated in right of payment to the Notes and any Note Guarantee. For purposes of this Section 4.03(e), no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company, the Issuer or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.04.        Limitation on Restricted Payments.

(a)       The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1)       declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock other than the Company or any of its Restricted Subsidiaries;

(2)       purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3)       make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, (i) Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity and (ii) Indebtedness permitted under Section 4.03(b)(6)); or

(4)       make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in Section 4.04(a)(1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(A)       a Default or an Event of Default shall have occurred and be continuing;

(B)       the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03; or

(C)       the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of (without duplication):

(i)       50 percent of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100 percent of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on July 1, 2013 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(ii)       the aggregate net cash proceeds or Fair Market Value of property other than cash received by the Company from any Person (other than a Subsidiary of the Company) since the Issue Date as a contribution to its common equity capital or from the issuance and sale of Qualified Capital Stock of the Company or from the issuance of Indebtedness of the Company subsequent to the Issue Date that has been converted into or exchanged for Qualified Capital Stock of the Company on or prior to the Reference Date; plus

(iii)       an amount equal to the sum of (1) the net reduction in the Investments (other than Permitted Investments, but including Investments in Unrestricted Subsidiaries) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds (including the Fair Market Value of property other than cash) realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary, (2) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after the Issue Date that reduced the amount available under this Section 4.04(a)(C) or Section 4.04(b)(11) net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement; provided, however, that the amounts set forth in subclauses (1) and (2) of this clause (iii) above shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary after the Issue Date that reduced the amount available under this Section 4.04(a)(C) or Section 4.04(b)(11) in such Person or Unrestricted Subsidiary; plus

(iv)       in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Company) of the Investment of the Company or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment).

(b)       Notwithstanding the foregoing, the provisions set forth in Section 4.04(a) do not prohibit:

(1)       the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of such dividend or giving notice of such redemption, as the case may be, if the dividend or redemption would have been permitted on the date of declaration or notice;

(2)       a Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or substantially concurrent cash contribution to the common equity of the Company;

(3)       so long as no Default or Event of Default shall have occurred and be continuing, repurchases, redemptions or other acquisitions of Capital Stock (or rights or options therefor) of the Company from current or former officers, directors, employees or consultants or their respective estates, spouses, former spouses or family members pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $50.0 million in the aggregate subsequent to the Issue Date;

(4)       dividends and distributions paid on Common Stock of a Restricted Subsidiary on a pro rata basis or on a basis more favorable to the Company;

(5)       any purchase or redemption of Subordinated Indebtedness utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of Sections 4.05 and Section 4.17;

(6)       the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company or Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.03; provided that such dividends are included in Consolidated Fixed Charges; and payment of any mandatory redemption price or liquidation value of any such Disqualified Capital Stock or Preferred Stock when due in accordance with its terms in effect upon the issuance of such Disqualified Capital Stock or Preferred Stock;

(7)       any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) Refinancing Indebtedness;

(8)       repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents all or a portion of the exercise price thereof (or related withholding taxes), and Restricted Payments by the Company to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Company;

(9)       purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and the payment and distribution of related fees;

(10)       Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio would not exceed 3.75 to 1.00; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); and

(11)       other Restricted Payments in an amount not to exceed the greater of (a) $500.0 million and (b) 7.5 percent of Total Assets in the aggregate since the Issue Date.

(c)       In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.04(a)(C), amounts expended pursuant to clauses (1), (2)(ii), (7)(ii), (10) and (11) of Section 4.04(b) shall be included in such calculation.

(d)       For the purposes of determining compliance with this covenant, (1) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (2) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of more than one of the types of Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Issuer, in its sole discretion, may divide and classify, and from time to time may divide and reclassify (based on circumstances existing at the time of such division or reclassification), such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification, except that the Issuer may not reclassify any Restricted Payment or Permitted Investment as having been made under Section 4.04(b)(10) if originally made under another clause of Section 4.04(b), under Section 4.04(a)(C) or as a Permitted Investment.

(e)       In connection with any commitment, definitive agreement, declaration, notice, action or similar event relating to the payment or making of an Investment or Restricted Payment, the Company, the Issuer or applicable Restricted Subsidiary may designate such Investment or Restricted Payment as having occurred on the date of the commitment, definitive agreement, declaration, notice, action or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment or Restricted Payment and all related transactions in connection therewith and any related pro forma adjustments, the Company, the Issuer or any of its Restricted Subsidiaries would have been permitted to make such Investment or Restricted Payment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual declaration, payment or making of such Investment or Restricted Payment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and Consolidated EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement, declaration, notice, action or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

Section 4.05.        Limitation on Asset Sales.

(a)       The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)       the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2)       at least 75 percent of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that for purposes of this clause (2) only, (A) the assumption by the purchaser of Indebtedness or other obligations (other than Subordinated Indebtedness or intercompany obligations) that releases the Company or a Restricted Subsidiary from future liability pursuant to a customary written novation agreement, (B) instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, (C) Indebtedness of any Restricted Subsidiary (other than Subordinated Indebtedness or intercompany obligations) that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale, (D) the Fair Market Value of any Replacement Assets received by the Company or any Restricted Subsidiary and (E) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed the greater of (x) $150.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) 2.0 percent of Total Assets shall be deemed to be Cash Equivalents for purposes of this clause (2); and

(3)       upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to prepay any secured Indebtedness of the Company or a Restricted Subsidiary and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility, regardless of the fact that no prepayment is required), (B) to permanently reduce Obligations under the Notes, (C) to permanently reduce Obligations under any unsecured Indebtedness of the Company or any Restricted Subsidiary so long as Obligations under the Notes are reduced equally and ratably, (D) to permanently reduce Obligations under Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (E) to acquire Replacement Assets, or (F) a combination of prepayment and investment permitted by the foregoing clauses (3)(A), (B), (C), (D) and (E); provided, that reductions of Obligations under the Notes under clauses (B) or (C) of this clause (3) will be under either (x) as provided under Section 3.07 or (y) through open market purchases or by making a Net Proceeds Offer to all Holders to repurchase their Notes, in each case, at not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

In the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Cash Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, then such Net Cash Proceeds shall constitute a Net Proceeds Offer Amount unless the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Cash Proceeds shall constitute a Net Proceeds Offer Amount.

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(b)       On the 366th day after an Asset Sale or such earlier date, if any (each, a “Net Proceeds Offer Trigger Date”), as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 4.05(a)(3), such aggregate amount of Net Cash Proceeds (each, a “Net Proceeds Offer Amount”) which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in Section 4.05(a)(3) shall be applied by the Issuer to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100 percent of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase; provided, however, that if the Issuer elects (or is required by the terms of any Indebtedness that ranks pari passu with the Notes), such Net Proceeds Offer may be made ratably to purchase the Notes and such pari passu Indebtedness.

(c)       If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.05.

(d)       The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $100.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $100.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $100.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

(e)       Notice of each Net Proceeds Offer will be mailed or caused to be mailed, by first class mail, (or sent electronically if the Notes are held through Euroclear or Clearstream) by the Issuer within 30 days following the Net Proceeds Offer Trigger Date to all record Holders as shown on the register of Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)       that the Net Proceeds Offer is being made pursuant to this Section 4.05 and that the Holders may elect to tender their Notes in whole or in part in denominations of €100,000 and integral multiples of €1,000 in excess thereof for cash; provided, however, that if the aggregate principal amount of Notes properly tendered in a Net Proceeds Offer exceeds the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered);

(2)       the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date (which shall be at least 20 Business Days from the date of mailing or sending, as applicable, of notice of such Net Proceeds Offer, or such longer period as required by law);

(3)       that any Note not tendered will continue to accrue interest;

(4)       that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)       that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

(6)       that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)       that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

(f)       On or before the Net Proceeds Offer Payment Date, the Issuer shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with Section 4.05(e)(1), (ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender or Euro sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officer’s Certificate stating the Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

(g)       To the extent that the aggregate amount of the Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Issuer may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero. A Net Proceeds Offer shall remain open for a period of at least 20 Business Days or such longer period as may be required by law.

(h)       The Issuer will comply with all tender offer rules under state and federal securities laws and regulations, including, but not limited to, Rule 14e-1 under the Exchange Act, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.05 by virtue thereof.

(i)       The Trustee shall make such adjustments as are needed so that no unauthorized denominations are purchased in part when the aggregate principal amount of Notes properly tendered in a Net Proceeds Offer pursuant to this Section 4.05 exceeds the Net Proceeds Offer Amount and Notes of tendering Holders are purchased on a pro rata basis (based on amounts tendered). Each notice of Net Proceeds Offer required pursuant to this Section 4.05 shall state that such adjustments may be made under such circumstances.

Section 4.06.        Corporate Existence.

Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary (other than the Issuer), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole.

Section 4.07.        Reports to Trustee.

(a)       The Company will deliver to the Trustee within 120 days after the end of each fiscal year an Officer’s Certificate stating that the Company and the Issuer have fulfilled their obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)       The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company, or the Issuer, as applicable, proposes to take with respect thereto.

Section 4.08.        Compliance with Laws.

The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America (and, in the case of the Issuer, the Grand Duchy of Luxembourg), all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

Section 4.09.        Reports to Holders.

(a)       Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the Holders, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations hereunder; provided, further, that such reports will not be required to contain the financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (or any successor provision, including Rule 13-01 and Rule 13-02) or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K as a result of the offering of the Notes; provided, further, that the Trustee shall have no liability or responsibility whatsoever to determine if such materials have been so made available. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

(b)       Notwithstanding anything in this Indenture to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under Section 4.09(a) for purposes of Section 6.01(a)(3) until 90 days after the date any report hereunder is due.

(c)       At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders and to prospective investors, upon requests of such Holders or investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)      The Issuer will also make available copies of all reports required by Section 4.09(a), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, to the extent and in the manner permitted by such rules, by posting such reports on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

Section 4.10.        Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11.        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)       The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)       pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)       make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3)       transfer any of its property or assets to the Company or any other Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

(A)       applicable law, rule, regulation or order;

(B)       this Indenture;

(C)       the Credit Agreement and/or the documentation for the Credit Agreement;

(D)       customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business, including customary non-assignment provisions of any contract or any lease governing a leasehold interest;

(E)       any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(F)       agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(G)       any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

(H)       any instrument governing Indebtedness of a Foreign Subsidiary;

(I)       a security agreement governing a Lien permitted under this Indenture containing customary restrictions on the transfer of any property or assets;

(J)       secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.13 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(K)       any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions of such Restricted Subsidiary pending such sale or disposition;

(L)       customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(M)       purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in Section 4.11(a)(3) on the property so acquired;

(N)       restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(O)       customary restrictions pursuant to any Qualified Receivables Transaction or Permitted Factoring Transaction;

(P)       existing pursuant to provisions in instruments governing other Indebtedness of Restricted Subsidiaries permitted to be Incurred after the Issue Date; provided that (i) such provisions are customary for instruments of such type (as determined in good faith by the Company’s Board of Directors) and (ii) the Company’s Board of Directors determines in good faith that such restrictions will not materially adversely impact the ability of the Company to make required principal and interest payments on the Notes;

(Q)       any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (B), (C), (E), (F) and (G) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend restrictions and other encumbrances than those contained prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(R)       restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

(b)      For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.12.        Payment of Additional Amounts.

(a)       The Issuer shall pay or cause to be paid to any Holder so entitled all additional amounts (“Additional Amounts”) that may be necessary so that every Net Payment of interest,

principal, premium or other amount on that Note will not be less than the amount provided for in that Note. “Net Payment” refers to the amount the Issuer or any paying agent pays the Holder after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a taxing authority in a Relevant Tax Jurisdiction (including any withholding or deduction attributable to Additional Amounts payable pursuant to this Section 4.12).

(b)       The Issuer shall also indemnify and reimburse Holders for:

(1)       taxes (including any interest, penalties and related expenses) imposed on the holders by a Relevant Tax Jurisdiction if and to the same extent that a Holder would have been entitled to receive Additional Amounts if the Issuer had been required to deduct or withhold those taxes from payments on the Notes; and

(2)       stamp, court, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the Notes or the execution, delivery, enforcement, registration of the Notes, or payment under or with respect to other related documents and obligations.

(c)       Notwithstanding clauses (a) and (b) of this Section 4.12, the Issuer shall not pay Additional Amounts to any Holder for or on account of any of the following:

(1)       any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the Holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation) and the jurisdiction imposing the tax (other than the mere receipt of a payment or the acquisition, ownership, disposition or holding of, or enforcement of rights under, a Note);

(2)       any estate, inheritance, gift or any similar tax, assessment or other governmental charge;

(3)       any tax, assessment or other governmental charge imposed solely because the Holder (or if the Holder is not the beneficial owner, the beneficial owner) that is legally able to do so fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or any beneficial owner of the Note, if (i) compliance is required by law as a precondition to exemption from the tax, assessment or other governmental charge, (ii) the Issuer has given the Holders at least 60 days’ notice that Holders will be required to provide such information and identification and (iii) the information required on such certification, identification or other reporting requirement is not materially more onerous than the information required to be provided on any of Internal Revenue Service Forms W-8 or Form W-9, or any successor form thereto;

(4)       any tax, assessment or other governmental charge with respect to a Note presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of the Note would have been entitled to Additional Amounts on presenting the Note for payment on any date during the 30-day period;

(5)       any withholding or deduction imposed on a payment to an individual or residual entity that is required to be made pursuant to the Luxembourg law of December 23, 2005; and

(6)       any stamp, court, documentary or similar taxes or charges due in case of registration of the Notes, where such registration is not necessary to assert, maintain or preserve the rights of a Holder under the Notes.

The obligations of the Issuer under this Section 4.12 will survive any termination, legal or covenant defeasance in accordance with terms of this Indenture or satisfaction and discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Issuer and to any jurisdiction in which such successor is organized, doing business or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Neither the Trustee nor the Paying Agent shall have any obligation to confirm whether Additional Amounts are owed to the Holders or to calculate the payment of Additional Amounts hereunder.

Section 4.13.        Limitation on Liens.

(a)       The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)       in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Note Guarantee, the Notes or such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)       in all other cases, the Notes are equally and ratably secured,

except for:

(A)       Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(B)       Liens securing the Notes or any Note Guarantee;

(C)       Liens in favor of the Company, the Issuer or any Subsidiary Guarantor;

(D)       Liens securing Refinancing Indebtedness which is Incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Indenture and which has been Incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:

(i)       are no less favorable to Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(ii)       do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(E)       Permitted Liens.

(b)       For purposes of determining compliance with this Section 4.13, (1) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (2) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.13. In addition, with respect to any Indebtedness that is designated to be Incurred on any date pursuant to Section 4.03(d)(3), any Lien that does or that shall secure such Indebtedness may also be designated by the Company or any Restricted Subsidiary to be Incurred on such date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien” until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 4.03(d)(3).

(c)       With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.14.        Limitation on Transactions with Affiliates.

(a)       The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”) involving aggregate payment or consideration in excess of $25.0 million, other than:

(1)       Affiliate Transactions permitted under Section 4.14(b); and

(2)       Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $50.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution, which shall be delivered to the Trustee, stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Issue Date that involves an aggregate Fair Market Value of more than $150.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)       The restrictions set forth in Section 4.14(a) shall not apply to:

(1)       employment, consulting, service, severance, termination and compensation arrangements and agreements of the Company or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock options or similar plans) consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

(2)       reasonable fees and compensation paid to, indemnity provided on behalf of, and expenses reimbursed to, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(3)       payments or loans (or cancellation of loans) to officers, directors, employees or consultants that are approved by a majority of the Board of Directors of the Company in good faith;

(4)       transactions exclusively between or among the Company and any Restricted Subsidiary or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(5)       Restricted Payments, Permitted Investments (other than clauses (1) or (2) thereof) or transactions involving Permitted Liens, in each case permitted by this Indenture;

(6)       transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or replacements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(7)       the entering into of a customary agreement providing registration rights to the direct or indirect shareholders of the Company and the performance of such agreements;

(8)       the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person or any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock (other than Disqualified Capital Stock) or any contribution to the common equity capital of the Company;

(9)       pledges of Capital Stock of Unrestricted Subsidiaries;

(10)       sales of Receivables Assets, or participations therein, or any related transaction, in connection with any Qualified Receivables Transaction or Permitted Factoring Transaction;

(11)       (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm or (C) any management services or support agreement entered into on terms consistent with past practice, in each of clauses (A), (B) and (C) that are fair to the Company or its Restricted Subsidiaries in the good faith determination of the Company’s Board of Directors or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)       transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any direct or indirect parent of the Company; provided that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(13)       transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person;

(14)       commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries made consistent with past practices;

(15)       transactions permitted by, and complying with Section 5.01; or

(16)       the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or other transactions undertaken for the purpose of the consolidated tax efficiency of the Company and its Subsidiaries and not for the purposes of circumventing any covenants set forth in this Indenture; provided that the Board of Directors determines in good faith that the formation and maintenance of such group or subgroup is in the best interests of the Company and will not result in the Company and the Restricted Subsidiaries paying taxes in excess of the tax liability that would have been payable by them on a stand-alone basis.

Section 4.15.        Future Subsidiary Guarantors.

(a)       If, on or after the Issue Date, any Restricted Subsidiary (other than the Issuer) that is not a Subsidiary Guarantor Guarantees any capital markets Indebtedness of the Company, the Issuer or any Subsidiary Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary) (“Guaranteed Indebtedness”), then the Company shall cause such Restricted Subsidiary, to:

(1)       execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary, shall unconditionally Guarantee all of the Issuer’s obligations under the Notes and this Indenture; and

(2)       execute and deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary, is compliant with the terms and conditions of this Indenture and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

(b)       Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Note Guarantee and become a Subsidiary Guarantor.

(c)       If the Guaranteed Indebtedness is pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Note Guarantee. If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

(d)       A Note Guarantee of a Subsidiary Guarantor will automatically terminate and be released without any action required on the part of the Trustee or any Holder upon:

(1)       a sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Company or a Subsidiary or an Affiliate of the Company) otherwise permitted by this Indenture;

(2)       such Subsidiary Guarantor’s becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3)       the release or discharge of the Guarantee or security that enabled the creation of such Note Guarantee and all other Guarantees of Indebtedness of the Company by such Subsidiary Guarantor; provided that no Default or Event of Default has occurred and is continuing or would result therefrom; or

(4)       the legal defeasance or covenant defeasance in accordance with Section 8.01 or satisfaction and discharge in accordance with Section 8.02.

(e)       Each Note Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Note Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(f)       The Company shall notify the Trustee and the Holders in writing if the Note Guarantee of any Subsidiary Guarantor is released. The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon written request of the Company, such instruments to be prepared and delivered to the Trustee by the Company.

(g)       A Subsidiary Guarantor may also be released from its obligation under its Note Guarantee in accordance with Section 9.02(e)(8). The Trustee shall only be obligated to deliver any such instrument upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that such release is authorized and in compliance with this Indenture.

Section 4.16.        Limitation on Designations of Unrestricted Subsidiaries.

The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than (x) the Issuer and (y) a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Subsidiary Guarantor) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)       no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)       the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.04 for all purposes of this Indenture.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1)       no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

(2)       all Liens, Indebtedness and Investments of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

All Designations and Revocations must be evidenced by an Officer’s Certificate of the Company delivered to the Trustee certifying authorization under this Indenture and compliance with the foregoing provisions.

Section 4.17.        Offer to Purchase upon Change of Control.

(a)       If a Change of Control occurs, each Holder shall have the right to require the Issuer to purchase all or any part (equal to €100,000 or integral multiples of €1,000 in excess thereof; provided that notes of €100,000 or less may only be redeemed in whole and not in part) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101.000% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed (or sent if the Notes are held through Euroclear or Clearstream)) (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously or concurrently elected to redeem the Notes pursuant to Section 3.07.

(b)       Within 30 days following the date upon which the Change of Control occurred, except to the extent the Issuer has previously or concurrently elected to redeem the Notes pursuant to Section 3.07, the Issuer shall send, by first class mail (or send electronically if the Notes are held through Euroclear or Clearstream), a notice to the Trustee and each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1)       that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(2)       the circumstances and relevant facts regarding such Change of Control;

(3)       the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed (or sent if the Notes are held through Euroclear or Clearstream)) (the “Change of Control Payment Date”) except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction);

(4)       the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and

(5)       if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control.

Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)       On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 thereafter. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)       The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 4.17, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof. If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the

Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish notices relating to the Change of Control Offer as soon as reasonably practicable after the Change of Control Payment Date in a leading newspaper of general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, post such notices on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

(e)       If Holders of not less than 90 percent in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer in accordance with Section 4.17(f), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.000 percent of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(f)       Notwithstanding anything to the contrary in this Section 4.17, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if the Notes have been or are called for redemption by the Issuer prior to it being required to mail (or send electronically if the Notes are held through Euroclear or Clearstream) notice of the Change of Control Offer, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.

(g)       A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(h)       Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled at the option of the Issuer. Notes purchased by a third party in accordance with Section 4.17(f) will have the status of Notes issued and outstanding.

Section 4.18.        Covenant Suspension.

(a)       Beginning on the date (the “Suspension Date”) that (i) the Notes have been assigned an Investment Grade Rating from at least two of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, and ending on the date (the “Reversion Date”) that fewer than two Rating Agencies have assigned an Investment Grade Rating to the Notes or a Default or Event of Default has occurred and is continuing (such period of time from and including the Suspension Date to but excluding the Reversion Date, the “Suspension Period”), the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(1)       Section 4.03;

(2)       Section 4.04;

(3)       Section 4.05;

(4)       Section 4.11;

(5)       Section 4.14;

(6)       Section 4.15; and

(7)       Section 5.01(a)(2)

(collectively, the “Suspended Covenants”).

(b)       In addition, the Company may elect to suspend the Note Guarantees of any Subsidiary Guarantors.

(c)       Notwithstanding the foregoing, the Company and the Restricted Subsidiaries will remain subject to the following provisions of this Indenture:

(1)       Section 4.09;

(2)       Section 4.13;

(3)       Section 4.16;

(4)       Section 4.17; and

(5)       Section 5.01 (except to the extent set forth in Section 4.18(a)(7)).

(d)       During any Suspension Period, the Company’s Board of Directors may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries.

(e)       On the Reversion Date, all Indebtedness Incurred and Disqualified Capital Stock and Preferred Stock issued during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(2).

(f)       Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a).

For purposes of Section 4.05, on the Suspension Date, the Net Cash Proceeds amount will be reset to zero.

Notwithstanding the reinstatement of the Suspended Covenants on the Reversion Date, neither (a) the continued existence, on and after the Reversion Date, of facts and circumstances or obligations that occurred, were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance thereof, shall constitute a breach of any Suspended Covenant set forth in this Indenture or cause a Default or Event of Default hereunder; provided, however, that (i) the Company and the Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by one or more Rating Agencies of their Investment Grade Rating on the Notes and (ii) the Company reasonably believed that such Incurrence or actions would not result in such withdrawal or downgrade.

Section 4.19.        Limitation on Issuer.

The Company will not cease to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, 100% of the Voting Stock of the Issuer (except to the extent the Issuer is merged with and into the Company or a Guarantor in accordance with the terms of this Indenture). The Issuer will not own any material assets or other property, other than Indebtedness or other obligations owing to the Issuer by the Company and its Restricted Subsidiaries and Cash Equivalents, or engage in any trade or conduct any business other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto. The Issuer will not Incur any material liabilities or obligations other than its obligations (if any) pursuant to the Notes, this Indenture and other Indebtedness outstanding on the Issue Date or permitted to be Incurred under Section 4.03 and liabilities and obligations pursuant to business activities permitted by this Section 4.19.

Article V

SUCCESSOR CORPORATION

Section 5.01.        Merger, Consolidation and Sale of Assets.

(a)       The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)       either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”) (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Company under its Note Guarantee and the performance of every covenant of the Note Guarantee and this Indenture on the part of the Company to be performed or observed;

(2)       immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), (A) the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 or (B) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity, as the case may be, is greater than such ratio immediately prior to such transaction; provided, however, that this clause (2) shall not be effective during any Suspension Period as described under Section 4.18;

(3)       immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)       the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture is the legal, valid and binding obligation of the Surviving Entity;

provided that clauses (2) and (3) above do not apply to the consolidation or merger of the Company with or into, or the sale by the Company of all or substantially all its assets to, a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into, or the sale by such Subsidiary of all or substantially all of its assets to, the Company.

(b)       For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)       The Issuer will not, and the Company will not permit the Issuer to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets whether as an entirety or substantially as an entirety to any Person unless:

(1)       either (A) the Issuer shall be the surviving or continuing entity or (B) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer substantially as an entirety shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Issuer to be performed or observed;

(2)       immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)       the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture is the legal, valid and binding obligation of the surviving or continuing entity;

provided that clause (2) does not apply to the consolidation or merger of the Issuer with or into, or the sale by the Issuer of all or substantially all its assets to, the Company or a Wholly Owned Restricted Subsidiary or the consolidation or merger of the Company or a Wholly Owned Restricted Subsidiary with or into, the Issuer.

(d)       No Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with Section 10.05 in connection with any transaction complying with the provisions of Section 4.05) will, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets other than to the Company or any other Subsidiary Guarantor unless:

(1)       (A) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the jurisdiction of such Subsidiary Guarantor and expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee; and

(B)       immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(2)       the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture; and

(3)       the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.

Section 5.02.        Successor Corporation Substituted.

In accordance with the foregoing, upon any such consolidation, combination, merger, conveyance, lease or any transfer of all or substantially all of the assets of the Company, the Issuer or any Subsidiary Guarantor in which the Company, the Issuer or such Subsidiary Guarantor is not the continuing corporation, the successor entity formed by such consolidation or into which the Company, the Issuer or such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Issuer or such Subsidiary Guarantor under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such successor had been named as the Company, the Issuer or a Subsidiary Guarantor herein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Notes and the Note Guarantees, as applicable; provided that solely for purposes of computing amounts described in Section 4.04(a)(C), any such successor entity shall only be deemed to have succeeded to and be substituted for the Company, the Issuer or such Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

Article VI

DEFAULT AND REMEDIES

Section 6.01.        Events of Default.

(a)       Each of the following is an “Event of Default:”

(1)       the failure to pay interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)       the failure to pay the principal on the Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)       a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25 percent of the outstanding principal amount of the Notes (except in the case of a default with respect to

Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)       a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 60 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $100.0 million or more at any time;

(5)       the Company or any of its Significant Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

(6)       a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(7)       one or more judgments in an aggregate amount in excess of $100.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or

(8)       any Note Guarantee of the Company or a Significant Subsidiary of the Company ceases to be in full force and effect, or any Note Guarantee of the Company or such Significant Subsidiary is declared to be null and void and unenforceable or any Note Guarantee of the Company or such Significant Subsidiary is found to be invalid or the Company or any Subsidiary Guarantor which is a Significant Subsidiary of the Company denies its liability under its Note Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of this Indenture).

(b)       The Trustee shall, within 90 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the Holders notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.02.        Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(a)(5) or (6)) shall occur and be continuing, the Trustee or the Holders of at least 25 percent in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(a)(5) or (6) occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences;

(i)       if the rescission would not conflict with any judgment or decree;

(ii)       if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(iii)       in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(a)(5) and (6), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03.        Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Note Guarantee.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.        Waiver of Past Defaults.

Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Notes as specified in clauses (1) and (2) of Section 6.01(a). The Company shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely. When a Default or Event of Default is waived, it is cured and ceases.

Section 6.05.        Control by Majority.

The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability, it being expressly understood that the Trustee shall not have an affirmative duty to ascertain whether such action is prejudicial; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Prior to taking any action or following any direction pursuant to this Section 6.05, the Trustee shall be satisfactorily indemnified by such Holders against any fees, losses, liabilities, costs, claims or expenses caused by taking such action or following such direction.

Section 6.06.        Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture, the Notes or any Note Guarantee unless:

(1)       the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)       the Holder or Holders of at least 25 percent in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)       such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)       the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)       during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders).

Section 6.07.        Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to Section 8.03, the right of any Holder to receive payment of principal of, premium, if any, and interest on Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.        Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.        Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents and take such other actions as it may determine to be necessary or advisable (including participating as a member of any creditors committee acting in the matter) in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees and expenses, disbursements and advances of the Trustee, its agents, nominees, custodians, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees and expenses, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.        Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: without duplication, to the Trustee in each of its capacities for amounts owing under Section 7.07;

Second: if the Holders are forced to proceed against the Issuer, the Company, a Guarantor or any other obligor on the Notes directly without the Trustee, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth: to the Issuer or any Guarantors, as their respective interests may appear or to such party as directed by a court of competent jurisdiction.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.        Payment of Interest; Interest Rights Preserved.

Interest on any Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on such Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in subsection (1) or (2) below:

(1)       The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special Record Date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such

Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent electronically through Euroclear or Clearstream, to each Holder at his address as it appears in the security register for the Notes, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent electronically, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (2).

(2)       The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Company has caused the Notes to be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 6.12.        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10 percent in principal amount of the outstanding Notes.

Article VII

TRUSTEE

Section 7.01.        Duties of Trustee.

(a)       Except during the continuance of an Event of Default with respect to the Notes:

(1)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of gross negligence or willful misconduct on its part, as determined by a court of competent jurisdiction in a final non-appealable order, the Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they, on their faces, conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)       In case an Event of Default with respect to the Notes has occurred and is continuing, the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture and any indenture supplemental hereto or Board Resolution relating to the Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)       this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(4)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.        Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)       the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written request or direction signed by an Officer of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, as determined by a court of competent jurisdiction in a final non-appealable order, conclusively rely upon an Officer’s Certificate;

(d)       the Trustee may consult with counsel of its selection and the advice of such counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, claims, expenses (including, but not limited to, legal fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

(f)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any acts, omissions, misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)       the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the corporate trust department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of

Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes or by any Holder;

(i)       the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Indenture;

(j)       the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)       in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l)       the Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes, except an Event of Default under Section 6.01(a)(1), Section 6.01(a)(2) or Section 6.01(a)(3) hereof (provided that the Trustee is the principal Paying Agent with respect to the Notes), unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03.        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, any Subsidiary Guarantors and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with the provisions of the TIA.

Section 7.04.        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be accountable for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.        Notice of Default.

If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the Holder list described in Section 2.06, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice (or 30 days in the case of a Default or Event of Default specified in the following sentence). Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to an Net Proceeds Offer, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06.        Reports by Trustee to Holders.

Within 60 days after each May 15 of each year beginning with 2024, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous 12 months, but not otherwise, mail to each Holder a brief report dated as of such May 15.

The Company shall notify a Responsible Officer of the Trustee in writing if the Notes become listed on any securities exchange or of any delisting thereof.

Section 7.07.        Compensation and Indemnity.

(a)       The Issuer shall pay to the Trustee from time to time such compensation for its services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, court costs, expenses and advances (including, but not limited to, reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own gross negligence or willful misconduct. Such expenses shall include the reasonable compensation, legal fees and expenses, disbursements and expenses of the Trustee’s agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01.

(b)       The Issuer shall indemnify each of the Trustee, its directors, officers, employees, agents, affiliates, successors and each predecessor Trustee for, and hold them harmless against, any loss, claim, damage, liability or expense incurred by the Trustee, without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance and administration of this trust and its duties under this Indenture, including the reasonable fees and expenses of its attorneys (including, without limitation, for enforcement of its indemnifications under this Indenture, for defending itself against any claim, whether asserted by the Issuer, a Holder or any other Person, of liability arising hereunder). The Trustee shall notify the Issuer reasonably promptly of any claim asserted against the Trustee of which a Responsible Officer has received written notice for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer, the Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuer’s expense. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or indemnify against any loss, expense, claim, damage or liability incurred by the Trustee determined by a court of competent jurisdiction to have been caused by the Trustee’s own gross negligence or willful misconduct.

(c)       To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to any Lien held by the Holders on all money and property held or collected by the Trustee as such for so long as the Trustee holds such money and property, except funds and property held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture for so long as the Trustee holds such money and property.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01(a) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer’s obligations under this Section 7.07 and any claim arising hereunder shall survive satisfaction and discharge of this Indenture and the Notes, the resignation or removal of any Trustee, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Section 7.08.        Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(1)       the Trustee is adjudged a bankrupt or an insolvent;

(2)       a receiver or other public officer takes charge of the Trustee or its property; or

(3)       the Trustee becomes legally incapable of acting with respect to its duties hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as

Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Company or the Holders of at least 10 percent in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

Section 7.09.        Successor Trustee by Merger, Etc.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Article VIII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.        Legal Defeasance and Covenant Defeasance.

(a)       The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 8.01(b) or Section 8.01(c)  applied to the outstanding Notes upon compliance with the conditions set forth in Section 8.01(d).

(b)       Upon the Company’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this

Indenture insofar as such Notes are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due; (ii) the Issuer’s obligations to register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes; (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Issuer’s obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Indenture. The Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) with respect to the Notes.

(c)       Upon the Company’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Company and the Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Article V and in Sections 4.03 through 4.18 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a)(3), nor shall any event referred to in Section 6.01(a)(4) or (7) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

(d)       The following shall be the conditions to application of either Section 8.01(b) or Section 8.01(c) to the outstanding Notes:

(1)       The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged (“U.S. Government Obligations”) or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants, selected by the Company, expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

(2)       Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

(3)       No Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a)(5) or (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(4)       Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)       (i) In the event the Company elects Section 8.01(b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred, or (ii) in the event the Company elects Section 8.01(c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably acceptable to the Trustee, confirming that, Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(6)       The Company shall have delivered to the Trustee an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Issuer, the Company, a Subsidiary Guarantor or any Subsidiary of the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, the Company, a Subsidiary Guarantor, or any Subsidiary of the Company or others;

(7)       The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(8)       The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Issuer under the Notes or this Indenture prior to 90 days following any such deposit; and

(9)       The Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(5) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date for the Notes within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuer must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuer.

Section 8.02.        Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, the Company may terminate all of its and the Issuer’s obligations under this Indenture and the obligations of the Guarantors under the Note Guarantees (subject to Section 8.03) when:

(1)       Either (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have (i) become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided, that in connection with any proposed redemption of the Notes that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that the amount deposited is calculated using the Applicable Premium determined as of the date of the satisfaction and discharge, with any deficit in respect of the

Applicable Premium when it is actually determined only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)       the Issuer and/or the Guarantors have paid or caused to be paid all other sums payable under this Indenture;

(3)       there exists no Default or Event of Default under this Indenture;

(4)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; and

(5)       the Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

Section 8.03.        Survival of Certain Obligations.

Notwithstanding the defeasance or satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Issuer, the Company, the Trustee, the Paying Agent, the Registrar and the Transfer Agent under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11, 2.14, 4.01 (only in the case of Section 8.01), 4.02 and 6.07 (only in the case of Section 8.01), Article VII and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the respective obligations of the Issuer, the Company, the other Guarantors and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive such defeasance or satisfaction and discharge. Nothing contained in this Article VIII shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

Section 8.04.        Acknowledgment of Discharge by Trustee.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, and (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the defeasance or satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture and the Guarantors under the Note Guarantees except for those surviving obligations specified in Section 8.03.

Section 8.05.        Application of Trust Assets.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

The Issuer shall pay and indemnify the Trustee against any taxes, fees or other charges imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such taxes, fees or other charges which by law is for the account of the Holders of outstanding Notes.

Section 8.06.        Repayment to the Issuer or Guarantors; Unclaimed Money.

Subject to Sections 7.07 and 8.01 and to applicable laws relating to escheat, the Trustee shall promptly pay to the Issuer, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officer’s Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Issuer or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officer’s Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment shall, at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York, and, if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, publish such notice in the manner permitted by such rules, or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu), or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall not be less than 30 days from the date of such mailing or publication and shall be at least two years after the date such money held by the Trustee for the payment of principal, premium, if any, or interest remains unclaimed), any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer or any Guarantor, as the case may be, Holders entitled to such money must look solely to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 8.07.        Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Issuer’s and each Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Issuer or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.        Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, the Issuer, any Subsidiary Guarantor and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder to:

(1)       cure any ambiguity, omission, defect or inconsistency;

(2)       provide for the assumption by a successor entity of the obligations of the Company, the Issuer or a Subsidiary Guarantor under this Indenture;

(3)       provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986);

(4)       provide for any Guarantees of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of a Subsidiary Guarantor or Lien securing the Notes when such release, termination or discharge is permitted under this Indenture;

(5)       add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(6)       make any change that does not adversely affect the rights of any Holder in any material respect;

(7)       make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer Notes;

(8)       comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA);

(9)       convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.13;

(10)       to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee; or

(11)       to conform to the “Description of the Notes” in the Offering Memorandum, as set forth in an Officer’s Certificate delivered to the Trustee.

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company, the Issuer and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.        With Consent of Holders of Notes.

(a)       Except as provided below in this Section 9.02, this Indenture, the Note Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class.

(b)       Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of on Officer’s Certificate certifying receipt of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)       It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)       After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e)       Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)       reduce the amount of Notes whose Holders must consent to an amendment;

(2)       reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

(3)       reduce the principal of or change or have the effect of changing the fixed maturity of any Notes; or change the date on which any Notes may be subject to redemption (other than with respect to any notice provisions) or reduce the Redemption Price therefor;

(4)       make any Notes payable in money other than that stated in the Notes;

(5)       make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

(6)       amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7)       modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in a manner which adversely affects the Holders; or

(8)       release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

Section 9.03.        RESERVED

Section 9.04.        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.        Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company, the Issuer nor any Subsidiary Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

Section 9.06.        Notice of Amendments.

For so long as the Notes are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements and waivers and publish a notice of any of the foregoing amendments, supplements and waivers on the website of the Luxembourg Stock Exchange (www.bourse.lu) to the extent required by, and in the manner permitted by, the rules of the Luxembourg Stock Exchange.

Article X

GUARANTEE

Section 10.01.        Note Guarantees.

(a)       Any Guarantor, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)       Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 5.01, any change in the ownership of such Guarantor.

(c)       Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)       Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e)       Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(f)       Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.02.        Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.03.        Successors and Assigns.

This Article X shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04.        No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.05.        Release of Subsidiary Guarantor.

(a)       Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; (b) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor; (c) if a Subsidiary Guarantor no longer guarantees or is otherwise obligated under any capital markets Indebtedness; (d) upon designation of a Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture; or (e) at the Company’s election, during any Suspension Period, such Subsidiary Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder.

If the Company exercises its Legal Defeasance option or its Covenant Defeasance option in accordance with the provisions of Article VIII hereof or if its obligations under this Indenture are discharged in accordance with Section 8.02 hereof, each Guarantor shall be released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 10.05, such instrument to be prepared and delivered to the Trustee by the Company.

Section 10.06.        Contribution.

Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Article XI

MISCELLANEOUS

Section 11.01.        Compliance Certificates and Opinions.

(a)       Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 8.04) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 11.02.        Acts of Holders.

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or Holders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Notes are denominated in coin or currency other than Euros, then for the purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein described, the principal amount of such Notes shall be deemed to be the amount of Euros that could be obtained for such principal amount on the basis of the spot rate of exchange into Euros for the currency in which such Notes are denominated (as evidenced to the Trustee by an Officer’s Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)       The ownership of Notes shall be proved by the security register for the Notes.

(d)       If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Such record date shall be the later of 10 days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.06. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.

(e)       Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Note.

Section 11.03.        Notices, etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)       the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services Administrator for Dana Financing Luxembourg; or

(2)       the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 7.05 or, in the case of a request for repayment, as specified in the Note carrying the right to repayment) if in writing and mailed, first-class postage prepaid or by facsimile, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Office of the General Counsel, or at the address last furnished in writing to the Trustee by the Company.

The Paying Agent, Transfer Agent and Registrar shall promptly forward any written notice received by it from any Holder to the Issuer and the Trustee.

Section 11.04.        Notices to Holders; Waiver.

Where this Indenture or any Note provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Note expressly provided) if in writing and mailed, first-class postage prepaid, sent electronically, if the Notes are held in Euroclear or Clearstream, by facsimile or emailed, to each Holder affected by such event, at his or her address as it appears in the security register for the Notes, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

Section 11.05.        Jurisdiction.

Each of the Issuer, the Company and each Subsidiary Guarantor agrees that any suit, action or proceeding against the Issuer, the Company or any Subsidiary Guarantor arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated herein that may be instituted in the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court of the Southern District of New York, and any appellate court from any thereof and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

Section 11.06.        Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.07.        Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer, the Company and the Subsidiary Guarantors, if any, shall bind their respective successors and assigns, whether so expressed or not.

Section 11.08.        Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09.        Benefits of Indenture.

Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any authenticating agent or Paying Agent, the Registrar and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.10.        Governing Law; Waiver of Jury Trial.

THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND FOR THE

AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES OF 10 AUGUST 1915 (AS AMENDED) ARE NOT APPLICABLE. EACH OF THE ISSUER, THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.11.        Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.12.        U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.13.        Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation: (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee Paying Agent, Registrar or Transfer Agent, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.14.        Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)       The sole currency of account and payment for all sums payable by the Issuer, the Company and the Subsidiary Guarantors under the Notes, the Note Guarantees or this Indenture, including damages related thereto shall be Euros. Any amount received or recovered in a currency other than Euros by a Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under the Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 11.14(b). In any event, the Issuer, the Company and the Subsidiary Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.14, it will be sufficient for the Holder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 11.14 constitute separate and independent obligations from other obligations of the Issuer, the Company and the Subsidiary Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)       The Issuer, the Company and the Subsidiary Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(1)       (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine); and (B) if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer, the Company and the Subsidiary Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2)       In the event of the winding-up of the Issuer, the Company or any Subsidiary Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer, the Company and the Subsidiary Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Euro equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer, the Company or any Subsidiary Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer, the Company or such Subsidiary Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)       The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 11.14 shall constitute separate and independent obligations from the other obligations of the Issuer, the Company and the Subsidiary Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer, the Company and the Subsidiary Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer, the Company or any Subsidiary Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer, the Company or any Subsidiary Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)       The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Section 11.14(b)(1) and includes any premiums and costs of exchange payable.

Section 11.15.        Regulatory Matters.

(a)       The Paying Agent is authorised and regulated by the CBOI.

(b)       In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent, Transfer Agent and Registrar may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent, Transfer Agent and Registrar shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(c)       The parties to this Indenture acknowledge and agree that the obligations of the Paying Agent, Transfer Agent and Registrar under this Indenture are limited by and subject to compliance by them with European Union and U.S. Federal anti-money laundering statutes and regulations. If the Paying Agent, Transfer Agent and Registrar or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Indenture, by law or otherwise on the disclosure of information. The Paying Agent, Transfer Agent and Registrar shall be indemnified and held harmless by the Issuer from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

(d)       Notwithstanding anything to the contrary in this Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party arising under this Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(e)       the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(f)       the effects of any Bail-in Action on any such liability, including, if applicable:

(1)       a reduction in full or in part or cancellation of any such liability;

(2)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other agreement; or

(3)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

Section 11.16.        Paying Agent, Registrar and Transfer Agent Miscellaneous Matters.

(a)       In acting under this Indenture and in connection with the Notes, the Paying Agent, Transfer Agent and Registrar shall act solely as agent of the Issuer and, save solely in respect of its obligations under Section 2.05 hereof, shall not have any obligations towards or relationship of agency or trust with any of the Holders of the Notes or the Trustee.

(b)       The Paying Agent, Transfer Agent and Registrar shall be obliged to perform such duties and only such duties as are specifically set out in this Indenture. No implied duties or obligations shall be read into such document. The Paying Agent, Transfer Agent and Registrar shall not be obliged to perform any duties additional to or different from such duties resulting from any modification or supplement after the date hereof to any relevant documents (including, without limitation, the Indenture), unless it shall have previously agreed to perform such duties. The Paying Agent, Transfer Agent and Registrar shall not be under any obligation to take any action hereunder which either party expects, and has thus notified the Issuer in writing, will result in any expense or liability of such Paying Agent, Transfer Agent or Registrar, the payment of which within a reasonable time is not, in its opinion, assured to it.

(c)       Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agent shall be entitled to treat the holder of any Note (as evidenced by the register of Notes maintained by the Registrar) as the absolute owner thereof for all purposes (whether or not it is overdue and notwithstanding any notice to the contrary or any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

(d)       The Paying Agent, Transfer Agent and Registrar may consult with any legal or other professional advisers (who may be an employee of or legal adviser to the Issuer) selected by it, at the cost of the Issuer and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in accordance with the written opinion of such advisers.

(e)       The Paying Agent, Transfer Agent and Registrar shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any instruction, request or order from the Issuer or upon any Note, notice, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper party or parties, even if it is subsequently found not to be genuine or to be incorrect.

(f)       In no event shall the Paying Agent, Transfer Agent or Registrar or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), except to the extent the liability of the Paying Agent, Transfer Agent or Registrar is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, wilful misconduct or fraud of the Paying Agent, Transfer Agent or Registrar or their Agent Parties.

(g)       The Paying Agent, Transfer Agent and Registrar, whether acting for itself or in any other capacity, will not be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Note or any shares or other securities of the Issuer or any of its subsidiaries, holding or associated companies (each a “Connected Company”), with the same rights as it would have had if it were not acting as Paying Agent or from entering into or being interested in any contracts or transactions with any Connected Company or from acting on, or as depositary, trustee or agent for, any committee or body of holders of any securities of any Connected Company and will not be liable to account for any profit.

(h)       The Paying Agent shall not be required to make any payments to any holder of a Note if under any laws or regulations affecting the Paying Agent, such payment is not permitted. In the event of any such laws or regulations affecting the Paying Agent coming to the attention of the Paying Agent it shall forthwith notify the Issuer and the Trustee.

(i)       The Issuer shall do or cause to be done all such acts, matters and things and shall make available all such documents as shall be necessary or desirable to enable the Paying Agent, Transfer Agent and Registrar to fully comply with and carry out its respective duties and obligations hereunder.

Section 11.17.        Payments on Business Days

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer’s Certificate or established in one or more indentures supplemental to this Indenture, in any case where any Interest Payment Date, Redemption Date or the date of maturity of any Notes shall not be a Business Day, then the payment of interest, principal or premium, if any, as applicable, may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of interest payment, maturity or redemption, and no interest shall accrue for the period after such nominal date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

DANA FINANCING LUXEMBOURG S.À R.L.

By:	/s/ Michaël Lenaerts
	Name:	Michaël Lenaerts
	Title:	Class A Manager and Authorized Signatory

DANA INCORPORATED

By:	/s/ John Geddes
	Name:	John Geddes
	Title:	Vice President and Treasurer

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Scot Sandhoefner
	Name:	Scot Sandhoefner
	Title:	Vice President

[Signature Page to Indenture]

ELAVON FINANCIAL SERVICES DAC, as Registrar

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Paying Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Transfer Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO NOTES

1.      Definitions.

1.1      Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Common Depository” means, with respect to any Global Note representing the Notes, an entity appointed as common depository by Euroclear and Clearstream, their nominees and their respective successors.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Global Notes Legend” means the legend set forth under such captions in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Common Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Book Entry Interests” means the ownership of interests in the Regulation S Notes.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth under that caption in Exhibit A, as applicable, to the Indenture.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Book Entry Interests” means the ownership of interests in the Rule 144A Notes.

“Rule 144A Notes” means all Notes initially offered and sold to QIBs in reliance on Rule 144A.

“Transfer Agent” has the meaning set forth in the Preamble.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2      Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.      The Notes.

2.1      Form and Dating; Global Notes.

(a)      The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) outside the United States to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501 or as otherwise permitted by the Issuer in connection with a transfer exempt from registration under the Securities Act. Additional Notes offered after the date hereof

Appendix A-2

may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b)      Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Common Depository or the nominee of the Common Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”).

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Notes Legend. The Global Notes initially shall (i) be registered in the name of the Common Depository or the nominee of such Common Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, Euroclear or Clearstream (collectively, the “Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Common Depository, or the Trustee as its custodian, or under the Global Notes. The Common Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depository, or impair, as between the Common Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)      Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Common Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of Euroclear or Clearstream and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Common Depository (1) notifies the Issuer that it is unwilling or unable to continue as Common Depository for such Global Note and the Issuer thereupon fails to appoint a successor Common Depository within 90 days of such notice or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Common Depository has made a request for such exchange; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved

Appendix A-3

denominations, requested by or on behalf of the Common Depository in accordance with its customary procedures.

(iii)      In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Common Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)      Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)      Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)      The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under the Indenture or the Notes.

2.2      Transfer and Exchange.

(a)      Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 of the Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)      Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Common Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Common Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)      Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take

Appendix A-4

delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)      All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depository in accordance with the applicable rules and procedures of the Common Depository directing the Common Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Common Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)      Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)      if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)      if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)      Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

Appendix A-5

(A)      if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)      if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)      Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)      Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)      Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)      Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

Appendix A-6

(A)      if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)      if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)      if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)      if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E)      if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable, and a certificate in the form of Exhibit B to the Indenture; or

(F)      if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)      Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)      if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)      if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take

Appendix A-7

delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note,

and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)      Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)      Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)      Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

Appendix A-8

(i)      Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)      if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)      if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)      if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)      if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note and a certificate in the form of Exhibit B to the Indenture; and

(E)      if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)      Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)      if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)      if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)      Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a

Appendix A-9

Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)      Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depository at the direction of the Trustee to reflect such increase.

(f)      Legend.

(i)      Except as permitted by the following paragraph (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a Restricted Notes Legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not prior to the date which is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issue date thereof, the date of original issuance of any additional notes or the last day on which the Issuer or any affiliate of the Issuer was the owner of this note, resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof, (b) to a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with

Appendix A-10

Rule 903 or Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the issuer so requests), or (f) pursuant to an effective registration statement under the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend. As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the meaning given to them by Regulation S under the Securities Act.

Each Regulation S Note shall bear the following additional legend:

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not prior to 40 days after the original issue date thereof, resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof, (b) to a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the issuer so requests), or (f) pursuant to an effective registration statement under the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend. As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the meaning given to them by Regulation S under the Securities Act.

By its acquisition hereof, the holder hereof represents that it is not a U.S. person, nor is it purchasing for the account of a U.S. person, and is acquiring this security in an offshore transaction in accordance with Regulation S under the Securities Act.

Each Definitive Note shall bear the following additional legend:

In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as such transfer agent

Appendix A-11

may reasonably require to confirm that the transfer complies with the foregoing restrictions.

Each Global Note shall bear the following additional legend:

Unless this certificate is presented by an authorized representative of Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Euroclear or Clearstream or such other name as is requested by an authorized representative of Euroclear or Clearstream (and any payment is made to Euroclear or Clearstream, or to such other entity as is requested by an authorized representative of Euroclear or Clearstream) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Euroclear or Clearstream, has an interest herein.

Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of Euroclear or Clearstream or to a successor thereof or such successor’s nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the indenture referred to on the reverse hereof.

(ii)      Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)      Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depository at the direction of the Trustee to reflect such increase.

(h)      Obligations with Respect to Transfers and Exchanges of Notes.

(i)      To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

Appendix A-12

(ii)      No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.05 and 4.17 of the Indenture).

(iii)      Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected, or incur any liability, by notice to the contrary.

(iv)      All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)      No Obligation of the Trustee.

(i)      The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Common Depository or any other Person with respect to the accuracy of the records of the Common Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Common Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Common Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depository subject to the applicable rules and procedures of the Common Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Common Depository with respect to its members, participants and any beneficial owners.

(ii)      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Common Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[Global Notes Legend]

Unless this certificate is presented by an authorized representative of Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Euroclear or Clearstream or such other name as is requested by an authorized representative of Euroclear or Clearstream (and any payment is made to Euroclear or Clearstream, or to such other entity as is requested by an authorized representative of Euroclear or Clearstream) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Euroclear or Clearstream, has an interest herein.

Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of Euroclear or Clearstream or to a successor thereof or such successor’s nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the indenture referred to on the reverse hereof.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not prior to 40 days after the original issue date thereof, resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof, (b) to a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the issuer so requests), or (f) pursuant to an effective registration statement under the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend. As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the meaning given to them by Regulation S under the Securities Act.

By its acquisition hereof, the holder hereof represents that it is not a U.S. person, nor is it purchasing for the account of a U.S. person, and is acquiring this security in an offshore transaction in accordance with Regulation S under the Securities Act.

A-1

[Restricted Notes Legend]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not prior to the date which is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issue date thereof, the date of original issuance of any additional notes or the last day on which the Issuer or any affiliate of the Issuer was the owner of this note, resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof, (b) to a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the issuer so requests), or (f) pursuant to an effective registration statement under the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend. As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the meaning given to them by Regulation S under the Securities Act.

[Definitive Notes Legend]

In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as such transfer agent may reasonably require to confirm that the transfer complies with the foregoing restrictions.

A-2

DANA FINANCING LUXEMBOURG S.À R.L.

8.500% Senior Notes
due July 15, 2031

144A Common Code No. 262349004

144A ISIN No. XS2623490047

REG S Common Code No. 262348962

REG S ISIN No. XS2623489627

No. [ ]	€[ ]

DANA FINANCING LUXEMBOURG S.À R.L., a Luxembourg limited liability company (the “Issuer,” which term includes any successor corporation), for value received promises to pay to USB Nominees (UK) Limited, as nominee of the Common Depository or registered assigns, the principal sum of €[  ] ([  ] [  ] Euros), on July 15, 2031.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2024.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile or other electronic transmission by its duly authorized officer or signatory.

DANA FINANCING LUXEMBOURG S.À R.L.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the 8.500% Senior Notes due 2031 referenced in the within-mentioned Indenture.

Dated: [Date of Authentication]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

A-5

(REVERSE OF SECURITY)

DANA FINANCING LUXEMBOURG S.À R.L.

8.500% Senior Notes
due July 15, 2031

1.	Interest.

DANA FINANCING LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) governed by the laws of Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 205146 (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest and Additional Amounts, if any, semi-annually on January 15 and July 15 of each year (an “Interest Payment Date”), commencing on January 15, 2024. Interest and Additional Amounts, if any, on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 24, 2023. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or the Issue Date, if no interest has been paid on this Note), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The Issuer shall pay interest on overdue principal and Additional Amounts, if any, from time to time on demand at the same rate per annum borne by the Notes (without regard to any applicable grace periods) to the extent lawful.

Any such payment shall be made in Euro, subject to the exceptions and limitations set forth in the Indenture.

2.	Method of Payment.

The Issuer shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect Principal Payments. The Issuer shall pay principal and interest in Euros that at the time of payment is legal tender for payment of public and private debts. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.	Paying Agent and Registrar.

Initially, Elavon Financial Services DAC will act as Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar, co-Registrar or Transfer Agent without notice to the Holders.

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4.	Indenture.

The Issuer issued the Notes under an indenture by and among the Issuer, Dana Incorporated (the “Company”), Computershare Trust Company, N.A., as trustee (the “Trustee”), the Paying Agent, Registrar and Transfer Agent, dated as of May 24, 2023 (the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are governed by all such terms, and Holders of Notes are referred to the Indenture for a statement of them.

5.	Optional Redemption.

The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, on and after July 15, 2026 upon not less than 30 nor more than 60 days’ notice at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on July 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

Year	Redemption Price
2026	104.250%
2027	102.125%
2028 and thereafter	100.000%

At any time prior to July 15, 2026, the Notes may also be redeemed in whole or in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6.	Optional Redemption upon Equity Offerings.

At any time, or from time to time, prior to July 15, 2026, the Issuer may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of the Notes issued (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 108.500% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of Notes issued (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

A-7

7.	Notice of Redemption.

Notice of redemption will be mailed or delivered electronically if the Notes are held by Euroclear or Clearstream at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Any redemption or any notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, other offering, issuance of Indebtedness or other transaction or event. Notes in denominations of €100,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than €100,000.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.	Change of Control Offer.

Upon the occurrence of a Change of Control, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

9.	Limitation on Disposition of Assets.

The Issuer is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase with the Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.	Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

A-8

12.	Unclaimed Funds.

Subject to any applicable escheat laws, if funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.	Legal Defeasance and Covenant Defeasance.

The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not materially adversely affect the rights of any Holder. Certain amendments to the Indenture or the Notes require the consent of each Holder affected by such amendment. The Issuer shall provide to the Paying Agent a copy of any amendment to this Indenture as soon as reasonably practicable following such amendment taking effect.

15.	Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The Indenture also contains a covenant limiting the Issuer from conducting any business operations other than those in connection with the issuance of the Notes and other debt permitted under the Indenture. The limitations are subject to a number of important qualifications and exceptions.

16.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided,

A-9

Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

18.	No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.	ISIN, Common Code and/or CUSIP Numbers.

The Issuer may cause ISIN, Common Code and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN, Common Code and/or CUSIP numbers as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

A-10

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint___________________________________________________________________ agent to transfer this Note on the books of the Issuer.

The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to €_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Common Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (in the form of Exhibit B to the Indenture); or
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(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is €______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.05 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.05 [ ]	Section 4.17 [ ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.05 or Section 4.17 of the Indenture, state the amount: €______

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

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EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

DANA FINANCING LUXEMBOURG S.À R.L.
c/o Computershare Trust Company, N.A.
1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Services

Phone: (800) 344-5128
Email: #NACCTDAPSReorg@computershare.com

ELAVON FINANCIAL SERVICES DAC.

8 Block F1, Cherrywood Business Park,

Cherrywood, Dublin 18, Ireland, D18 W2X7

Ladies and Gentlemen:

This certificate is delivered to request a transfer of €[      ] principal amount of the 8.500% Senior Notes due 2031 (the “Notes”) of DANA FINANCING LUXEMBOURG S.À R.L. (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:_________________________________________

Address:_______________________________________

Taxpayer ID Number:______________________________

The undersigned represents and warrants to you that:

1.      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

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2.      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent Holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated: ____________________

TRANSFEREE:

By:

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